UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): May 30, 2013

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On June 3, 2013, Actuant Corporation (the “Company”) announced that it has commenced a plan to divest its Electrical Segment. Historical operating results have been reclassified to present the Electrical Segment financial results as discontinued operations.  A copy of the press release announcing the planned divesture and related reclassification of historical financial results is attached as Exhibit 99.1 to this report on Form 8-K.

Item 2.05     Costs Associated with Exit or Disposal Activities.

On May 30, 2013, the Company’s Board of Directors authorized the plan to divest its Electrical Segment.  In connection with the planned divestiture, the Company expects to recognize a non-cash goodwill and intangible asset impairment charge of approximately $150 million, net of income taxes, in the third quarter of fiscal 2013.   The planned divestiture is part of the Company’s continuing efforts to proactively focus on platforms where it believes it can take advantage of its core competencies, current business model and global growth trends.  The Company expects to complete the divestiture during fiscal 2014.

Item 2.06     Material Impairments.

The information disclosed above under Item 2.05 is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1      Press Release of the Company dated June 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)

Date:	June 3, 2013	By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur
Executive Vice President and
Chief Financial Officer